UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): January 31, 2023

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey	08628
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 806-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	CHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chairman Emeritus

On February 1, 2023, James R. Craigie informed the Board of Directors (the “Board”) of Church & Dwight Co., Inc. (the “Company”) that he will not be standing for re-election as a director at the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). Mr. Craigie will continue to serve as a director until the completion of the 2023 Annual Meeting. The Board has appointed Mr. Craigie to the role of Chairman Emeritus of the Board for a one-year term, which will commence following Mr. Craigie’s completion of his term as a director following the 2023 Annual Meeting. In his capacity as Chairman Emeritus, Mr. Craigie will be entitled to attend Board and committee meetings as and when invited by the Board or committee in an advisory capacity, but will not be entitled to vote on Board or committee matters and will not be counted for quorum purposes at Board or committee meetings. Mr. Craigie will be entitled to the reimbursement of his reasonable expenses incurred in connection with meeting attendance.

Mr. Craigie has served as a member of the Board since 2004, and has provided 19 years of distinguished service to the Company as a member of the Board and for many years as Chairman of the Board and the Company’s Chief Executive Officer. The Company will be able to continue to benefit from the participation and input of Mr. Craigie in his new role as Chairman Emeritus after his term as director ends at the 2023 Annual Meeting.

Following Mr. Craigie’s departure from the Board, the number of directors of the Company will be reduced from eleven to ten in accordance with the Company’s Amended and Restated Certificate of Incorporation, as amended, and the Company’s Amended and Restated By-Laws.

Item 8.01	Other Events.

Revised Form of RSU Grant Agreement

On January 31, 2023, the Compensation & Human Capital Committee of the Board (the “Committee”), adopted a revised form of Restricted Stock Unit Grant Agreement (the “Amended RSU Grant Agreement”) pursuant to the Company’s 2022 Omnibus Equity Compensation Plan (as amended and restated, as of April 28, 2022, the “Plan”). Among other changes to the Company’s prior form of restricted stock unit grant agreement, the Amended RSU Grant Agreement includes a revised vesting schedule, customary non-disclosure, non-disparagement, non-compete and non-solicit provisions, and forfeiture and recoupment provisions.

The foregoing description is qualified in its entirety by reference to the form of Amended RSU Grant Agreement, a copy of which is attached hereto as Exhibit 10.1.

New Form of PSU Grant Agreement

On January 31, 2023, the Committee adopted a new form of Performance Stock Unit Grant Agreement (the “PSU Grant Agreement”) to grant awards of performance-based stock units (“PSUs”) pursuant to the Plan. PSUs granted under the PSU Grant Agreement may be earned based on the achievement of Performance Goals (as defined in the PSU Grant Agreement) determined by the Committee and will vest, if at all, on the later of (i) the date that the Committee determines and certifies the achievement of the applicable performance goals, and (ii) the third-year anniversary of the date of grant (such later date, the “Vesting Date”), subject to the grantee’s continued employment with the Employer (as defined in the Plan) until the Vesting Date, and subject to earlier vesting (in whole or in part) in connection with certain termination events, such as death, disability, retirement, and certain termination events in connection with a Change of Control (as defined in the Plan). Vested PSUs will be settled into shares of Company stock within 60 days following the Vesting Date.

The foregoing description is qualified in its entirety by reference to the form of PSU Grant Agreement, a copy of which is attached hereto as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Grant Agreement.

10.2	Form of Performance Stock Unit Grant Agreement.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date: February 6, 2023	By:	/s/ Patrick de Maynadier
	Name:	Patrick de Maynadier
	Title:	Executive Vice President, General Counsel and Secretary